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                                                                    EXHIBIT 3.2

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP CORPORATION)
                                     BYLAWS
                          AS AMENDED BY THE MEMBERS ON
                                JANUARY 10, 2000


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                                TABLE OF CONTENTS
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
ARTICLE I                 MEMBERSHIP..........................................................................1

            Section 1.     Qualifications for Membership......................................................1
            Section 2.     Membership Fee.....................................................................1
            Section 3.     Purchase of Capacity and Energy by Members.........................................1
            Section 4.     Payment by Members of Obligations to the Corporation...............................1
            Section 5.     Non-liability of Members for Debts of the Corporation..............................1
            Section 6.     Expulsion of Member................................................................2
            Section 7.     Withdrawal of Member...............................................................2
            Section 8.     Transfer of Membership.............................................................3

ARTICLE II                MEETINGS OF MEMBERS.................................................................3

            Section 1.     Annual Meeting of Members..........................................................3
            Section 2.     Special Meetings of Members........................................................3
            Section 3.     Notice of Meetings of Members......................................................4
            Section 4.     Quorum for Meetings of Members; Adjournment........................................4
            Section 5.     Voting; Member Action..............................................................4
            Section 6.     Member Representative and Alternate Representative.................................4
            Section 7.     Notification of Corporation of Identity of Member Representative and Alternate
                            Representative....................................................................5
            Section 8.     Written Consent of Members.........................................................5
            Section 9.     Compensation of Member Representatives and Alternate Representatives...............6

ARTICLE III               CHAIRMAN AND VICE CHAIRMAN OF MEMBER REPRESENTATIVES................................6

            Section 1.     Officers; Qualifications...........................................................6
            Section 2.     Appointment and Term of Office of Officers.........................................6
            Section 3.     Removal of Officers................................................................6
            Section 4.     Chairman of the Member Representatives.............................................6
            Section 5.     Vice Chairman of the Member Representatives........................................6

ARTICLE IV                ADVISORY BOARD AND NOMINATING COMMITTEE.............................................7

            Section 1.     Advisory Board.....................................................................7
            Section 2.     Nominating Committee...............................................................7

ARTICLE V                 DIRECTORS...........................................................................8

            Section 1.     General Powers of Board of Directors...............................................8
            Section 2.     Term of Directors..................................................................8
            Section 3.     Number and Qualifications of Directors.............................................8
            Section 4.     Nomination and Election of Directors..............................................10
            Section 5.     Filling Vacancies on Board of Directors...........................................11
            Section 6.     Resignation and Removal of Directors..............................................12
            Section 7.     Compensation of Directors.........................................................12

                                          i

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
            Section 8.     Power of Directors to Adopt Rules and Regulations and Policies....................12
            Section 9.     Power to Appoint Committees.......................................................12

ARTICLE VI                MEETINGS OF DIRECTORS..............................................................13

            Section 1.     Regular Meetings of Directors.....................................................13
            Section 2.     Special Meetings of Directors.....................................................13
            Section 3.     Notice of Special Meetings of Directors...........................................13
            Section 4.     Quorum for Meeting of Directors...................................................13
            Section 5.     Action of Board of Directors......................................................13
            Section 6.     Written Consent of Directors......................................................14

ARTICLE VII               OFFICERS...........................................................................14

            Section 1.     Officers; Qualifications..........................................................14
            Section 2.     Appointment and Term of Office of Officers........................................14
            Section 3.     Removal of Officers...............................................................14
            Section 4.     Chairman of the Board.............................................................14
            Section 5.     President.........................................................................15
            Section 6.     Secretary.........................................................................15
            Section 7.     Treasurer.........................................................................15
            Section 8.     Appointment of Officers and Agents................................................15
            Section 9.     Bonds of Officers.................................................................15
            Section 10.    Compensation of Officers..........................................................15

ARTICLE VIII              COOPERATIVE OPERATION..............................................................16

            Section 1.     Interest or Dividends on Capital Prohibited.......................................16
            Section 2.     Patronage Capital in Connection with Furnishing Electric Energy...................16
            Section 3.     Accounting System and Reports.....................................................17

ARTICLE IX                INDEMNIFICATION AND INSURANCE......................................................17

            Section 1.     Indemnification...................................................................17
            Section 2.     Insurance.........................................................................18

ARTICLE X                 SEAL...............................................................................18


ARTICLE XI                AMENDMENT..........................................................................18
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                                               ii


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                                    ARTICLE I

                                   MEMBERSHIP

SECTION 1.     QUALIFICATIONS FOR MEMBERSHIP.
Any "EMC" (as defined in Section 46-3-171(3) of the Georgia Electric Membership Corporation Act) shall be eligible to become a Member. An EMC desiring to become a Member shall submit to the Secretary of the Corporation an application for membership in writing. The application shall be presented to the Board of Directors at the next meeting of the Board held ninety days or more after the date of submission of the application. The applicant shall become a Member at such time as the Board of Directors has approved its application and the EMC has:

         (a) Paid the membership fee established pursuant to Section 2 of this Article I;

         (b) Executed an agreement to purchase capacity and energy at wholesale from the Corporation on terms and conditions satisfactory to the Board of Directors;

         (c) Agreed to comply with and be bound by the Articles of Incorporation and Bylaws of the Corporation, as amended from time to time, and such policies, rules and regulations as may from time to time be adopted by the Board of Directors; and

         (d) Satisfied all other conditions established for membership by the Board of Directors.

SECTION 2.     MEMBERSHIP FEE.
The amount of the fee for admission to membership shall be established from time to time by the Board of Directors.

SECTION 3.     PURCHASE OF CAPACITY AND ENERGY BY MEMBERS.
Each Member shall purchase capacity and energy from the Corporation on such terms and conditions as are provided in the Wholesale Power Contract between the Corporation and the Member as the same may exist from time to time.

SECTION 4.     PAYMENT BY MEMBERS OF OBLIGATIONS TO THE CORPORATION.
Each Member shall pay any and all amounts which may from time to time become due and payable by the Member to the Corporation as and when the same shall become due and payable.

SECTION 5.     NON-LIABILITY OF MEMBERS FOR DEBTS OF THE CORPORATION.
A Member shall not, solely by virtue of its status as such, be liable for the debts of the Corporation; and the property of a Member shall not, solely by virtue of its status as such, be subject to attachment, garnishment, execution or other procedure for the collection of such debts.

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SECTION 6.     EXPULSION OF MEMBER.
Any Member which shall have violated or refused to comply with any of the provisions of the Articles of Incorporation of the Corporation, these Bylaws, or any policy, rule or regulation adopted from time to time by the Board of Directors may be expelled from membership by the affirmative vote of not less than two-thirds of all of the Directors. Any Member so expelled may be reinstated as a Member by a majority vote of all of the Directors. Termination of membership shall not release the Member from its debts, liabilities or obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation.

SECTION 7.     WITHDRAWAL OF MEMBER.
Any Member may withdraw from membership upon payment in full, or making adequate provisions for the payment in full, of all its debts to the Corporation and upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon compliance with such other terms and conditions as the Board of Directors may prescribe.

SECTION 7.A.
         (1) As to all Members who have executed an Amended and Restated Wholesale Power Contract between the Corporation and the Member dated as of August 1, 1996, as amended from time to time, a Member may withdraw on the following terms. A Member shall be deemed to have withdrawn from the Corporation, and it shall no longer be a member of the Corporation for any purpose, on the date on which all three (3) of the following conditions have been satisfied:

         (a) the Withdrawing Member has delivered to the Chairman of the Board of the Corporation a Notice of Intent to Withdraw in the form attached as an Exhibit to the Member Agreement, dated as of August 1, 1996, by and among the Corporation, Georgia Transmission Corporation, Georgia System Operations Corporation, and certain members of the Corporation (the "Member Agreement"); and

         (b) the Withdrawing Member has executed and delivered to the Corporation the form of withdrawal agreement attached as an Exhibit to the Member Agreement (the "Withdrawal Agreement"); and

         (c) the Withdrawal has become effective in accordance with the terms and conditions of the Withdrawal Agreement.

         Until the date on which all of the foregoing conditions have been satisfied, the Withdrawing Member shall remain a Member of the Corporation with all of the duties, rights, responsibilities and obligations attendant to membership in the Corporation.

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         (2) As to those Members who have not executed an Amended and Restated
Wholesale Power Contract dated as of August 1, 1996, as amended from time to time, a Member may withdraw on the terms set forth in Article l, Section 7, of the Corporation's Bylaws.

         (3) Notwithstanding anything to the contrary contained in these Bylaws, any amendment to or revocation of this Article l, Section 7.a. shall not be effective as to any Member who, within thirty (30) days after receiving written notification of said amendment or revocation, delivers to the Chairman of the Board of the Corporation a written notification that it does not concur with the amendment or the revocation.

SECTION 8.     TRANSFER OF MEMBERSHIP.
Upon consolidation, merger or sale of substantially all its assets, a Member may transfer its membership to its corporate successor or the purchaser of such assets if such successor or purchaser is otherwise eligible for membership and has met the requirements for membership set forth in this Article I, upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon satisfying any additional terms and conditions the Board of Directors may establish for such transfer, including, without limitation, the payment of a reasonable fee for the transfer. A membership in the Corporation shall not otherwise be transferable.

                                   ARTICLE II

                               MEETINGS OF MEMBERS

SECTION 1.     ANNUAL MEETING OF MEMBERS.
The annual meeting of Members shall be held during the first quarter of each calendar year at a time and place within the service area of the Corporation designated by the Board of Directors; provided that failure to hold the annual meeting shall not work a forfeiture nor shall such failure affect otherwise valid corporate acts.

SECTION 2.     SPECIAL MEETINGS OF MEMBERS.
Special meetings of Members may be called by the Chairman of the Board, the President, or upon written request of at least ten percent of all the Members. Members shall request the call of a special meeting of Members by presenting to the Secretary of the Corporation resolutions of their boards of directors authorizing such action. Special meetings of the Members shall be held at the time specified by the person or persons calling the meeting, and at such place within the service area of the Corporation as the Board of Directors shall designate from time to time. In the case of any special meeting of Members called upon the request of less than twenty-five percent of the Members, a majority of the Members present at such meeting may assess all of the expenses of such meeting against the Members requesting the call of the meeting.

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SECTION 3.     NOTICE OF MEETINGS OF MEMBERS.
Written notice stating the place, the day and the hour of a meeting of Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided not less than five nor more than ninety days before the date of the meeting by any reasonable means, by or at the direction of the President. Reasonable means for providing such notice shall include, but not be limited to, United States mail, telecopier and personal delivery. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with adequate prepaid first class postage thereon addressed to the Member at its address as it appears on the record books of the Corporation. Notice of any meeting of Members need not be given to any Member who signs a waiver of notice, either before or after the meeting. Attendance of a Member at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a Member attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

SECTION 4.     QUORUM FOR MEETINGS OF MEMBERS; ADJOURNMENT.
A majority of the Members shall constitute a quorum for any meeting of Members. A majority of those present may adjourn the meeting from time to time, whether or not a quorum is present. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member in compliance with Section 3 of this Article II.

SECTION 5.     VOTING; MEMBER ACTION.
Each Member shall be entitled to one vote upon each matter submitted to a vote at a meeting of Members. If a quorum is present at a meeting, the affirmative vote of a majority of the Members represented at the meeting shall be the act of the membership unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

SECTION 6.     MEMBER REPRESENTATIVE AND ALTERNATE.
The board of directors of each Member shall appoint as its representative (the "Member Representative") a member of such board to represent and cast the vote of the Member at all meetings of Members and of the Nominating Committee, and may appoint as its alternate representative (the "Alternate Representative") the General Manager (which for purposes of these Bylaws shall include the person having the duties of a general manager) of such Member. Except in connection with the first election of Directors pursuant to this Section 6, no person who is a Director of the Corporation, Georgia Transmission Corporation ("GTC"') or Georgia System Operations Corporation ("GSOC") may serve as a Member Representative or an Alternate Representative.

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If a person who is a Member Representative or Alternate Representative shall become disqualified from serving as such, such person shall immediately be deemed to have been removed as Member Representative or Alternate Representative and the board of directors of the Member shall appoint a new Member Representative and may appoint a new Alternate Representative, as the case may be. If the General Manager of a Member shall become disqualified from serving as Alternate Representative, the board of directors of the Member may appoint as its Alternate Representative an employee or a member of its board.

Each Member shall be entitled to have its Member Representative and Alternate Representative present at each meeting of Members, the Advisory Board and the Nominating Committee. If the Member Representative shall be absent from any meeting, die, resign or be removed, then the Alternate Representative may represent and cast the vote of the Member at such meeting or until a new Member Representative is appointed if a Member has no Member Representative and no Alternate Representative, an officer of the Member may represent and cast the vote of the Member. In case of conflicting representation by the officers of a Member, the Member shall be deemed to be represented by its senior officer in the order specified in Section 46-3-266(c) of the Georgia Electric Membership Corporation Act.

The person authorized to cast the vote of a Member in accordance with this
Section 6 shall be conclusively presumed to be authorized to vote as he sees fit on all matters submitted to a vote of the Members unless such Member shall specifically limit the voting power of its Member Representative, Alternate Representative or officers, as the case may be, by a written statement executed by the president or vice president and the secretary of the Member under its corporate seal pursuant to a resolution duly adopted by its board of directors, and delivered to the Secretary of the Corporation.

SECTION 7. NOTIFICATION OF CORPORATION OF IDENTITY OF MEMBER REPRESENTATIVE AND ALTERNATE REPRESENTATIVE.
Each Member shall file with the Secretary of the Corporation a written statement executed by the president or vice president and the secretary of the Member under its corporate seal, stating the name of its Member Representative and Alternate Representative and, where applicable, the dates of expiration of their respective terms as directors of the Member. The statement shall contain a certification that the Member Representative and Alternate Representative have been appointed in accordance with a resolution duly adopted by the board of directors of the Member. A Member may, at any time by resolution of its board of directors and notice to the Corporation, terminate the appointment of its Member Representative or Alternate Representative. Notice to the Corporation of such action shall be by a written statement executed by the president or vice president and the secretary of such Member under its corporate seal.

SECTION 8.     WRITTEN CONSENT OF MEMBERS.
Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken shall be signed by persons duly authorized to cast the vote of each Member.

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SECTION 9.     COMPENSATION OF MEMBER REPRESENTATIVES AND ALTERNATE
REPRESENTATIVES.
The compensation of the Member Representatives and Alternate Representatives for service as such and in connection with the Advisory Board and the Nominating Committee shall be fixed from time to time by action of the Members in accordance with Section 5 of this Article II. Member Representatives and Alternate Representatives also shall be reimbursed for expenses actually and necessarily incurred by them in the performance of their duties.

                                   ARTICLE III

                          CHAIRMAN AND VICE CHAIRMAN OF
                             MEMBER REPRESENTATIVES

SECTION 1.     OFFICERS; QUALIFICATIONS.
The officers of the Member Representatives shall be a Chairman and Vice Chairman. The Chairman and Vice Chairman must be the duly appointed Member Representative of a Member pursuant to Article II, Section 6 of these Bylaws.

SECTION 2.     APPOINTMENT AND TERM OF OFFICE OF OFFICERS.
The Chairman and Vice Chairman of the Member Representatives shall be elected annually by the Member Representatives at the annual meeting of Members held pursuant to Article II, Section 1 of these Bylaws.

The Chairman and Vice Chairman of the Member Representatives shall hold office as such until the next succeeding annual meeting of the Members and until his successor shall have been elected or appointed and shall have qualified, or until his earlier resignation, removal from office or death. Provided that the individual serving as Chairman and the individual elected Vice Chairman on the effective date of this provision shall continue to serve until the 1999 annual meeting.

SECTION 3.     REMOVAL OF OFFICERS.
The Chairman and Vice Chairman may be removed by the Member Representatives whenever in their judgment the best interest of the Members will be served thereby.

SECTION 4.     CHAIRMAN OF THE MEMBER REPRESENTATIVES.
The Chairman of the Member Representatives shall:

         (a) preside at all meetings of the Members, the Advisory Board and the Nominating Committee; and

         (b) have such other duties and powers as may be prescribed by the Member Representatives from time to time.

SECTION 5.     VICE CHAIRMAN OF THE MEMBER REPRESENTATIVES.
The Vice Chairman of the Member Representatives shall:

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         (a)      in the absence of the Chairman of the Member Representatives, preside at all meetings of the Members, the Advisory Board and the Nominating Committee; and

         (b) have such other duties and powers as may be prescribed by the Member Representatives from time to time.

                                   ARTICLE IV

                     ADVISORY BOARD AND NOMINATING COMMITTEE

SECTION 1.     ADVISORY BOARD.
The Corporation shall have an Advisory Board, the members of which shall be the Member Representatives. The Advisory Board shall convene at three quarterly meetings annually for the purpose of receiving reports from the Board of Directors and management of the Corporation and acting in an advisory capacity. The Advisory Board shall have no authority to take any official action on behalf of the Corporation or any Member. When acting in the capacity of a member of the Advisory Board, a Member Representative shall have no fiduciary or other responsibility to the Corporation or any Member, and no Member Representative shall be personally liable to the Corporation or any Member on account of any action taken or not taken as a member of the Advisory Board.

SECTION 2.     NOMINATING COMMITTEE.
The Corporation shall have a Nominating Committee, the members of which shall be the Member Representatives. The Nominating Committee shall be responsible for nominating all Directors as provided in Article V, Section 4 of these Bylaws and shall have exclusive authority with respect to all such nominations. The Nominating Committee shall also have exclusive authority to investigate the accuracy of any affidavit filed by a Member pursuant to this Section 2. No action taken by the Nominating Committee may be amended, repealed or in any way overruled by the Board of Directors, any committee thereof, or the Members.

Actions taken by the Nominating Committee shall be by votes cast by members of the Nominating Committee, weighted in accordance with the number of customers served through facilities served by the Corporation that are entitled to vote as members of the Member whose Member Representative is casting the vote as a member of the Nominating Committee. No later than February 15 of each year, each Member shall file with the Secretary of the Corporation an affidavit in such form as may be prescribed by the Board of Directors from time to time sworn to and executed by the chairperson of the Board of Directors of such Member and the General Manager of such Member, stating the number of customers served through facilities served by the Corporation that are entitled to vote as members of such Member as of the immediately preceding December 31. With respect to any action taken by the Nominating Committee, the number of customers entitled to vote as members of each Member shall be as set forth in the last such affidavit filed with the Secretary of the Corporation by such Member. Upon a determination by the Nominating Committee that any such affidavit filed by a Member is inaccurate, the Nominating Committee shall determine the

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number of customers served through facilities served by the Corporation that are entitled to vote as members of such Member. Such number as determined by the Nominating Committee shall for purposes of any action taken by the Nominating committee thereafter be deemed to be substituted for the number reflected in such inaccurate affidavit.

Either (i) a majority of the members of the Nominating Committee or (ii) a number of members of the Nominating Committee whose votes collectively constitute a majority of the votes of all members of the Nominating Committee shall constitute a quorum for any meeting of the Nominating Committee. If a quorum is present at a meeting, except as provided in Section 4 of Article V, the affirmative majority vote of the members of the Nominating Committee present at such meeting shall be the act of the Nominating Committee.

The Nominating Committee may appoint from time to time one or more sub-committees for the purpose of researching, identifying or interviewing candidates for Director or such other purposes related to the function of the Nominating Committee as the Nominating Committee shall specify.

                                    ARTICLE V

                                    DIRECTORS

SECTION 1.     GENERAL POWERS OF BOARD OF DIRECTORS.
The business and affairs of the Corporation shall be managed by a Board of Directors which shall be elected by the Members.

SECTION 2.     TERM OF DIRECTORS.
Each Director shall serve for a term ending on the date of the third annual meeting of the Members following the annual meeting at which such Director is elected; provided, however, that in connection with the first election of Directors pursuant to this Article V, the Members may specify shorter terms for any Director for the purpose of providing staggered terms for the Directors. Each Director shall serve until his successor is appointed or elected and qualified or until his earlier death, resignation or removal.

SECTION 3.     NUMBER AND QUALIFICATIONS OF DIRECTORS.
The Board of Directors shall consist of a total of ten Directors, one of whom shall be the Member At-Large Director, five of whom shall be Member Regional Directors, and four of whom shall be Outside Directors. The Member At-Large Director and Member Regional Directors are referred to collectively in these Bylaws as "Member Directors."

The Member Directors must be a Director or General Manager of one of the Members. One Member Regional Director shall come from each of the five regions described in this Section 3.

An Outside Director shall have experience in one or more matters pertinent to the Corporation's business, including, without limitation, operations, marketing, finance or legal

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matters. No Outside Director may be a current or former officer of the
Corporation, a current employee of the Corporation, a former employee of the Corporation who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) or a director, officer or employee of GTC, GSOC or any Member. In addition, no person receiving any remuneration from the Corporation in any capacity other than as an Outside Director, either directly or indirectly and whether in the form of payment for any good or service or otherwise, shall be qualified to serve as an Outside Director.

No person may serve as a Director of more than one of the Corporation, GTC or GSOC. While a Director or General Manager of any Member serves as a Director of the Corporation, GTC or GSOC, then no other person from such Member may serve as a Director of any of such corporations.

The five regions and the Members located in such regions are as follows:
  Region 1:   Amicalola EMC                    Region 4:   Colquitt EMC
              Carroll EMC                                  Grady EMC
              Cobb EMC                                     Irwin EMC
              Coweta-Fayette EMC                           Middle Georgia EMC
              GreyStone Power Corporation                  Mitchell EMC
              Troup EMC                                    Ocmulgee EMC
                                                           Pataula EMC
  Region 2:   Habersham EMC                                Sumter EMC
              Hart EMC                                     Three Notch EMC
              Jackson EMC
              Rayle EMC                        Region 5:   Altamaha EMC
              Sawnee EMC                                   Canoochee EMC
              Walton EMC                                   Coastal EMC
                                                           Excelsior EMC
  Region 3:   Central Georgia EMC                          Little Ocmulgee EMC
              Flint EMC                                    Okefenoke REMC
              Jefferson Energy Cooperative                 Planters EMC
              Lamar EMC                                    Satilla REMC
              Oconee EMC                                   Slash Pine EMC
              Snapping Shoals EMC
              Tri-County EMC
              Upson County EMC
              Washington EMC

Upon admission of a new Member, the Board of Directors shall assign such new Member to one of the five regions.

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SECTION 4.      NOMINATION AND ELECTION OF DIRECTORS.
Any qualified person desiring to be considered as a candidate for nomination as a Member Director may file an application for nomination with the Secretary of the Corporation no later than 60 days prior to the date set for the annual meeting of Members at which such Member Director is to be elected; provided, however, that the period during which such applications may be filed in connection with the first election of Directors pursuant to this Section 4 shall be as established by the Members. No person may file an application for nomination for more than one Member Director position.

After applications for nomination for Member Director positions have been filed, members of the Nominating Committee may also designate one or more qualified persons as candidates for nomination whether or not any such person filed an application. Candidates for nomination as Outside Directors shall be recommended to the Nominating Committee by any Member or the staff of the Corporation no later than 60 days prior to the date set for the annual meeting of Members.

All nominations of Directors by the Nominating Committee shall be made by group, in accordance with the following procedures, applied first to the Member At-Large Director candidates, then to the Member Regional Director candidates as a group and then to the Outside Director candidates as a group. Except in those cases where there is one potential nominee for a position, and the Nominating Committee has unanimously voted to vote on that potential nominee by voice vote, all nominations shall be made by voice roll call vote. Once all nominating votes, or abstentions (which shall be considered a vote), for each of (i) the Member At-Large Director candidates, (ii) the group of Member Regional Director candidates and (iii) the group of Outside Director candidates, respectively, have been voiced, the Chairman shall announce at the end of each such group of votes an opportunity for votes to be changed. After such opportunity, if there are no vote changes, the votes shall be final and effective. If there are any vote changes, the Chairman shall announce another opportunity for votes to be changed. This process shall continue until either (a) there are no further vote changes, or (b) all members of the Nominating Committee have changed their vote twice. No member of the Nominating Committee may change his vote more than twice. At the end of such process, the votes as previously changed shall be final and effective.

Except as provided in the last sentence of this paragraph, the candidate for each Director position receiving a majority vote of the Nominating Committee shall be the nominee. If more than two persons apply or are designated by a member of the Nominating Committee as a candidate for nomination for a Director position and no one candidate receives a majority vote of the Nominating Committee, the Nominating Committee shall conduct a second round of voting between the two candidates that received the most votes in the first round of voting, and the candidate receiving a majority vote in such second round shall be the nominee. If neither candidate receives a majority vote of the Nominating Committee in such second round, the Nominating Committee shall conduct a third round of voting between such candidates. If neither candidate receives a majority vote of the Nominating Committee in such third round, the candidate receiving the most votes in such third round shall be the nominee.

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Any attempted "write-in" vote cast by a Member for any person who has not been selected by majority vote of the Nominating Committee as a Director nominee (regardless of whether such person did or did not apply as a candidate or was or was not designated by a member of the Nominating Committee as a candidate) shall be void, and for purposes of counting votes shall be deemed an abstention. Directors shall be nominated and elected at each annual meeting of the Members in the following order:

       First, the Nominating Committee shall vote to select the nominee for Member At-Large Director. The Members shall then vote for the election of such nominee. If such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee for Member At-Large Director, and the Members shall vote for the election of such nominee. This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

       Second, the Nominating Committee shall vote to select one nominee for each Member Regional Director position to be elected at such annual meeting of the Members. The Members shall then vote separately for the election of each such nominee for Member Regional Director. If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee, and the Members shall vote for the election of such nominee. This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

       Third, the Nominating Committee shall vote to select a nominee for each Outside Director position to be elected at such annual meeting. The Members shall then vote separately for the election of each such nominee. If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee and the Members shall vote for the election of such nominee. This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

SECTION 5.     FILLING VACANCIES ON BOARD OF DIRECTORS.
Vacancies occurring among the incumbent Directors may be filled temporarily by the Board of Directors at its next meeting held thirty (30) days or more after the occurrence of the vacancy. Any Director so appointed shall serve until the next annual meeting of the Members or any special meeting of the Members called for the purpose of filling such position. At such annual or special meeting of the Members, the Nominating Committee shall nominate and the Members shall elect, in accordance with Section 4 of this Article V, a Director to serve for the unexpired term of the Director whose position was vacated.

Vacancies occurring among the Directors due to an increase in the number of Directors shall be filled in accordance with the nomination and election process provided for in Section 4 of this Article V at the meeting of the Members at which the action to increase the number of Directors was taken.

SECTION 6.     RESIGNATION AND REMOVAL OF DIRECTORS.
If any Member Director or any Outside Director ceases to be qualified to hold such position, he shall immediately be deemed to be removed as a Director of the Corporation.

Any Member or Director may bring charges against a Director for neglect or breach of duty or other action or inaction which is or may be injurious to the Corporation by filing them in writing with the Secretary, together with a petition signed by twenty-five percent of the Members, requesting that the matter be brought before a meeting of Members. The removal shall be voted upon at the next regular or special meeting of the Members. A majority vote of the Members present at the meeting shall determine such removal. The Director against whom such charges have been brought shall be informed in writing of the charges at least fifteen days prior to the meeting and shall have an opportunity at the meeting to be heard in person or by counsel and to present evidence; and the person or persons bringing the charges against him shall have the same opportunity. At any meeting at which a Director is removed by the Members, the Nominating Committee shall nominate, and the Members shall elect, in accordance with Section 4 of this Article V, a Director to serve for the unexpired term of such removed Director. Any Director removed pursuant to this Section 6 shall be eligible to again be nominated to serve as a Director of the Corporation only with the consent of a majority of the Members present and voting at a meeting at which the question is presented.

SECTION 7.     COMPENSATION OF DIRECTORS.
The compensation of the Directors shall be fixed by the Board of Directors from time to time. Directors also shall be reimbursed for expenses actually and necessarily incurred by them in the performance of their duties.

SECTION 8. POWER OF DIRECTORS TO ADOPT RULES AND REGULATIONS AND POLICIES. The Board of Directors shall have the power to adopt policies, rules and regulations for the management, administration and regulation of the business and affairs of the Corporation, provided that they are not inconsistent with law, the Articles of Incorporation or these Bylaws.

SECTION 9.     POWER TO APPOINT COMMITTEES.
Except where the composition of a committee is established by these Bylaws, the Chairman of the Board may establish (and abolish) committees comprised of Directors and others. Such committees shall not have any of the powers of the Board of Directors, and shall perform such functions as are assigned specifically to them for the purpose of advising or making recommendations to the Board of Directors. When establishing (and abolishing) such committees, the Chairman of the Board shall comply with such policies, rules and regulations, if any, as may from time to time be adopted by the Board of Directors with respect to such committees. A majority of the full Board of Directors may also establish (and abolish) committees of the Board pursuant to Section 46-3-297 of the Georgia Electric Membership Corporation Act.

                                   ARTICLE VI

                              MEETINGS OF DIRECTORS

SECTION 1.     REGULAR MEETINGS OF DIRECTORS.
A regular meeting of the Board of Directors shall be held quarterly or more often at such time and place as the Board of Directors may designate. Such regular meetings may be held without notice.

SECTION 2.     SPECIAL MEETINGS OF DIRECTORS.
Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by twenty-five percent of the Directors then in office. The persons calling a special meeting may fix the time and place for the meeting.

SECTION 3.     NOTICE OF SPECIAL MEETINGS OF DIRECTORS.
Notice of the time, place and purpose of any special meeting of the Board of Directors shall be given by or at the direction of the Chairman of the Board.

The notice shall be given to each Director, at least five days prior to the meeting, by written notice delivered personally or mailed to each Director at their respective last known addresses. If mailed, such notice shall be deemed delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when the Director attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

SECTION 4.     QUORUM FOR MEETING OF DIRECTORS.
A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present may adjourn the meeting to another time and place without further notice, whether or not a quorum is present.

SECTION 5.     ACTION OF BOARD OF DIRECTORS.

     (a) The vote of a majority of Directors present and voting at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

     (b) Notwithstanding the provisions of Subsection (a) of this Section 5, the affirmative vote of two-thirds of the Directors shall be required to (i) modify, amend or rescind any Member Rate Policy then in effect or (ii) revise any rate for electric power and energy furnished under the Wholesale Power Contracts between each Member and the Corporation. Notwithstanding the provisions of Article XI hereof, the provisions of this Subsection (b) may not be altered, amended or repealed by the Directors except by the affirmative vote of two-thirds of the Directors.

SECTION 6.     WRITTEN CONSENT OF DIRECTORS.
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE VII

                                    OFFICERS

SECTION 1.     OFFICERS; QUALIFICATIONS.
The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer. The Chairman of the Board must be a member of the Board of Directors. Any two or more offices may be held by the same person, except that one person may not hold both the offices of Chairman of the Board and President and, pursuant to the Georgia Electric Membership Corporation Act, one person may not hold both the offices of President and Secretary.

SECTION 2.     APPOINTMENT AND TERM OF OFFICE OF OFFICERS.
The Chairman of the Board shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the Members or as soon thereafter as practicable. The Chairman of the Board shall hold office as such until the first meeting of the Board of Directors following the next succeeding annual meeting of the Members and until his successor shall have been elected or appointed and shall have qualified, or until his earlier resignation, removal from office, or death. Each of the President, Secretary and Treasurer shall be appointed by the Board of Directors and shall hold office until his successor shall have been appointed and shall have qualified, or until his earlier resignation, removal from office, or death.

SECTION 3.     REMOVAL OF OFFICERS.
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

SECTION 4.     CHAIRMAN OF THE BOARD.
The Chairman of the Board shall:

     (a)   preside at meetings of the Board of Directors; and

     (b) have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

SECTION 5.     PRESIDENT.
The President shall:

     (a)   manage the day-to-day operations and activities of the Corporation;

     (b) have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation; and

     (c) have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

At the determination of the Board of Directors, the President may be designated as chief executive officer of the Corporation, in which case such designation may be added to the title of the office of President.

SECTION 6.     SECRETARY.
The Secretary shall be responsible for seeing that minutes of all meetings of the Members and the Board of Directors are kept and shall have authority to certify as to the corporate books and records, and shall keep a register of the address of each Member and Director. The Secretary shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

SECTION 7.     TREASURER.
The Treasurer shall oversee the management of the financial affairs of the Corporation by the staff, and shall perform the other duties incident to the office of Treasurer and have such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 8.     APPOINTMENT OF OFFICERS AND AGENTS.
The Board of Directors may appoint from time to time one or more Executive or Senior Vice Presidents, Vice Presidents, other officers, assistant officers and agents as the Board of Directors may determine. Each such Executive or Senior Vice President, Vice President, other officer, assistant officer and agent shall perform such duties as the action appointing him provides and, unless the action otherwise provides, shall perform such duties as may from time to time be delegated to him by the President and the duties which are generally performed by the elected officers or assistant officers having the same title.

SECTION 9.     BONDS OF OFFICERS.
The Board of Directors shall require all officers and employees of the Corporation to give bond in such sum and with such surety as the Board of Directors shall determine.

SECTION 10.    COMPENSATION OF OFFICERS.
The compensation of all officers shall be determined by the Board of Directors, or by a person or persons designated by the Board of Directors.

                                  ARTICLE VIII

                              COOPERATIVE OPERATION

SECTION 1.     INTEREST OR DIVIDENDS ON CAPITAL PROHIBITED.
The Corporation shall at all times be operated on a cooperative basis for the mutual benefit of its Members. No interest or dividends shall be paid or payable by the Corporation on any capital furnished by Members.

SECTION 2. PATRONAGE CAPITAL IN CONNECTION WITH FURNISHING ELECTRIC ENERGY. In the furnishing of electric energy, the Corporation's operation shall be so conducted that all Members will through their patronage furnish capital for the Corporation. The Corporation is obligated to account on a patronage basis to all Members for all amounts received and receivable from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy. All such amounts in excess of operating costs and expenses at the moment of receipt by the Corporation are received with the understanding that they are furnished by Members as capital. The Corporation is obligated to credit to one or more capital accounts for each Member all such amounts in excess of operating costs and expenses. The books and records of the Corporation shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each Member is clearly reflected and credited in an appropriate record to one or more capital accounts for each Member, and the Corporation shall within a reasonable time after the close of the fiscal year notify each Member of the amount of capital so credited to its account or accounts. All such amounts credited to a capital account of any Member shall have the same status as though they had been paid to the Member in cash in pursuance of a legal obligation to do so and the Member had then furnished the Corporation corresponding amounts for capital.

All other amounts received by the Corporation from its operations in excess of costs and expenses shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year and (b) to the extent not needed for that purpose, allocated to the Members on a patronage basis and any amounts so allocated shall be a part of the capital credited to an appropriate account for each Member.

In the event of dissolution or liquidation of the Corporation, after all its outstanding indebtedness shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of Members. If, at any time prior to dissolution or liquidation, the Board of Directors shall determine that the financial condition of the Corporation will not be impaired thereby, capital then credited to Members' accounts and the accounts of former Members may be retired in full or in part. Any such retirements of capital from a particular type account shall be made in order of priority according to the year in which the capital was furnished and credited, the capital first received by the Corporation being first retired. Notwithstanding the preceding sentence, retirements of each Member's capital credits made pursuant to the First Amended and

Restated Restructuring Agreement, dated as of August 1, 1996, by and among the Corporation, Georgia Transmission Corporation, and Georgia System Operations Corporation, as such agreement may be amended, shall be allocated among and charged to the Members' capital accounts as provided therein.

Capital credited to the accounts of Members shall be assignable only on the books of the Corporation to a transferee of a Member's membership, pursuant to written instruction from the Member and then only upon satisfaction of all requirements for a transfer of membership established by or pursuant to these Bylaws.

SECTION 3.     ACCOUNTING SYSTEM AND REPORTS.
The Board of Directors shall cause to be established and maintained a complete accounting system which shall conform to applicable law and to the requirements of the Corporation's lenders. After the close of each fiscal year, the Board of Directors shall also cause to be made a full and complete audit of the accounts, books and financial condition of the Corporation as of the end of such fiscal year. A report on the audit for the fiscal year immediately preceding each annual meeting of Members shall be submitted to the Members at such annual meeting.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

SECTION 1.     INDEMNIFICATION.
The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia. If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws. Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against or paid or incurred by him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws. The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the Members pursuant to Section 46-3-306(g) of said Act or laws.

SECTION 2.     INSURANCE.
The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this
Article IX, whether or not the Corporation would have the power to indemnify such person against such liability.

                                    ARTICLE X

                                      SEAL

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.

                                   ARTICLE XI

                                    AMENDMENT

These Bylaws may be amended at any meeting of the Board of Directors by the affirmative vote of not less than a majority of the Directors present at a meeting at which a quorum is present provided notice of such meeting containing a copy of the proposed amendment shall have been given not less than five nor more than ninety days prior thereto; provided, however, that the provisions of
Section 6 of Article II, Article IV, Sections 1 through 6 of Article V and
Article XI of these Bylaws may not be altered, amended or repealed except by the affirmative vote of three-fourths of the Members.

Any bylaw provision adopted by the Board of Directors may be altered, amended or repealed and new provisions adopted by the Members by the affirmative vote of not less than a majority of the Members present at a meeting at which a quorum is present, provided notice of such meeting containing a copy of the proposed amendment shall have been given. The Members may prescribe that any bylaw provisions adopted by them shall not be altered, amended or repealed by the Board of Directors.